SEVENTH AMENDMENT OF LEASE

         Seventh Amendment of Lease dated September 15, 1995 by and between Net Realty Holding Trust, c/o Net Properties Inc., 535 Boylston Street, Boston, Massachusetts 02116 (hereinafter "Landlord") and First Lehigh Bank, 500 Main Street, Walnutport, Pennsylvania 18088 (hereinafter "Tenant").

         WHEREAS, Janice H. Levin and the Estate of Philip J. Levin, Landlord's predecessor in interest, and The Savings Fund Society of Germantown and its Vicinity entered into a lease dated July 31, 1974 (hereinafter the "Lease") with respect to the premises occupied by Tenant and located at Lehigh Shopping Center, Union Boulevard and Pennsylvania Avenue, Bethlehem, Pennsylvania 18018; and

         WHEREAS, The Savings Fund Society of Germantown and its Vicinity assigned its interest in the Lease to Tenant by Assignment dated September 30, 1986; and

         WHEREAS, the Lease was amended by a First Amendment of Lease dated January 20, 1975, and a Second Amendment of Lease dated June 22, 1984, and a Third Amendment of Lease dated July 11, 1989, and a Fourth Amendment of Lease dated August 6, 1991, and a Fifth Amendment of Lease dated August 26, 1991, and a Sixth Amendment of Lease dated August 18, 1993; and

         WHEREAS, the parties desire to revive and amend the terms of said
Lease;

         NOW THEREFORE, in consideration of the mutual covenants set forth herein, the Lease is hereby amended as follows:

         1. The term of the Lease is hereby extended for a two (2) year period commencing September 1, 1995 and terminating August 31, 1997.

         2. The Lease is hereby amended to provide that Tenant's minimum rent shall be as follows for the period indicated:

    Period                                   Monthly                   Annual
    ------                                  ---------                ----------
    September 1, 1995 - August 31, 1997     $2,479.17                $29,750.00

         3. Paragraph 3rd (Compliance with Laws, etc.) of the Lease is hereby deleted and replaced with the following:

          3rd: A. The Tenant shall, at its own cost and expense comply with all governmental laws, ordinances, orders and regulations relating to the use, condition, and occupancy of the premises now or hereafter in force, including, but not limited to zoning, building, health and safety codes; and comply with, execute, and perform any required repairs or improvements with respect to all rules, requirements and regulations of the Board of Fire Underwriters, the Landlord's insurance companies and other organizations establishing insurance rates. The Tenant shall not suffer, permit or commit any waste or nuisance, or conduct any auction, distress, fire or bankruptcy sale.

         B. The Tenant shall not use the premises for the generation, storage, treatment or disposal of Hazardous Waste, and hereby certifies that its operations on or other use of the premises will not involve same. For purposes of this lease, the term "Hazardous Waste" is defined by cumulative reference to the following sources as amended from time to time: (a) the Resource Conservation and Recovery Act of 1976, 42 USC 901 et seq. (RCRA); (b) the Comprehensive Environmental Resource, Compensation and Liability Act of 1980, Public Law 96-610; and (c) any federal, state or municipal regulations, rules or orders issued or promulgated under or pursuant to any of the foregoing by any agency, department or other administrative, regulatory or judicial body. The Tenant shall indemnify Landlord for any liability imposed should the provisions of this article be or become untrue. The warranty of this article shall survive the expiration or termination of this lease.


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         4. Tenant acknowledges that Landlord has relied on the representations set forth in the ERISA Certificate, signed by Tenant simultaneously herewith and, in the event Tenant fails to sign the ERISA Certificate or any of the representations set forth by Tenant in the ERISA Certificate are found to be untrue, Landlord shall have the right to terminate the Lease by giving Tenant thirty (30) days written notice and, upon such termination, the Lease shall terminate and come to an end without any further liability between Landlord and Tenant except Tenant shall be responsible for any penalties or damages incurred by Landlord as a result of Tenant's failure to comply with its obligations under this paragraph.

         5. Except as otherwise provided herein, all other terms and conditions of the Lease shall be deemed to be incorporated herein and made part of this agreement and shall continue in full force and effect.


                                        Net Realty Holding Trust
Witnesses for Landlord:



/s/ Linda S. Messer                          By:  /s/ Thomas C. Prendergast
---------------------------                       -----------------------------
                                                  Thomas C. Prendergast
/s/ Tania Weng                                    Authorized Representative
---------------------------

                                        First Lehigh Bank
 Witnesses for Tenant:

[ILLEGIBLE]                                   /s/ George M. Baltozer
---------------------------             By:   ----------------------------
Asst. Secy.                                   GEORGE M. BALTOZER
---------------------------             Name: ----------------------------
                                              Executive Vice President
                                        Its:  ----------------------------